Exhibit 99.1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth estimates of the various expenses, other than any underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.

SEC Registration Fee	$18,540
FINRA filing fee	30,500
Accounting fees and expenses	65,000
Legal fees and expenses	300,000
Transfer agent fees and expenses	6,100
Printing and miscellaneous expenses	20,000

Total	$440,110